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Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

        I, J. Barry Griswell, Chairman and Chief Executive Officer of Principal Financial Group, Inc., certify that (i) the Form 10-K for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Principal Financial Group, Inc.

/s/ J. Barry Griswell
J. Barry Griswell Chairman and Chief Executive Officer Date: February 27, 2008

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  Exhibit 32.1
Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code